Registration No. 333-______


     As filed with the Securities and Exchange Commission on April 27, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CYTOGEN CORPORATION
                              ---------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-2322400
                                  ------------
                      (I.R.S. Employer Identification No.)

               600 College Road East CN 5308, Princeton, NJ 08540
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                         Cytogen Retirement Savings Plan
                        ---------------------------------
                            (Full Title of the Plan)

                           Catherine M. Verna, Esquire
                       Vice President and General Counsel
               600 College Road East CN 5308, Princeton, NJ 08540
              ----------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (609) 750-8200
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                              David Gitlin, Esquire
                     Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street - 22nd Floor
                             Philadelphia, PA 19103
                                 (215) 977-2000

                                          CALCULATION OF REGISTRATION FEE


                                                                              Proposed
                                                        Proposed              Maximum
Title of Securities to be                               Maximum               Aggregate             Amount of
Registered                        Amount to be          Offering Price        Offering              Registration
                                  Registered            per Share (1)         Price(1)              Fee
Common Stock, $0.01               200,000               $2.88                 $576,000              $144.00
par value per share               Shares(2)(3)
(including associated
preferred stock
purchase rights)


(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Cytogen Corporation's common stock on the Nasdaq National Market on April 23, 2001.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares and associated preferred stock purchase rights as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(3) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I of Form S-8 shall be included in documents to be sent or given to participants in the Cytogen Retirement Savings Plan pursuant to Rule 428(b)(1)(i) under the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Cytogen Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this registration statement and made a part hereof:

          o the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

          o the Registrant's Current Report on Form 8-K filed with the SEC on February 6, 2001;

          o the description of the Registrant's common stock, $0.01 par value, contained in the Registrant's registration statement on Form 8-A, filed with the SEC under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") on August 8, 1986, and any subsequent amendments or reports filed for the purpose of updating such description; and

          o the description of the Registrant's preferred stock purchase rights contained in the Registrant's registration statement on Form 8-A, filed with the SEC under Section 12(g) of the Exchange Act on June 24, 1998, and any subsequent amendments or reports filed for the purpose of updating that description.

         All documents and reports filed by Cytogen Corporation or the Cytogen Retirement Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this registration statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145(a) of the Delaware General Corporation Law ("DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that:

          o to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection therewith;

          o a Delaware corporation may (a) pay expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that the officer or director is not entitled to be indemnified by the corporation and (b) pay such expenses incurred by former directors and officers or other employees and agents upon such terms and conditions as the corporation deems appropriate;

          o the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise;

          o a Delaware corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and

          o the indemnification and advancement of expenses provided by or granted pursuant to Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

         Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of a director for monetary damages for breach of fiduciary duty as a director. However, no such provision may eliminate or limit the liability of a director for:

          o any breach of the director's duty of loyalty to the corporation or its stockholders;

          o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          o paying a dividend or approving a stock repurchase which was illegal; or

          o any transaction from which the director derived an improper personal benefit.

A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Cytogen's restated certificate of incorporation contains such a provision. Cytogen's certificate of incorporation and bylaws provide that Cytogen shall indemnify officers and directors and, to the extent permitted by the board of directors, employees and agents of Cytogen, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. The bylaws permit the board of directors to authorize Cytogen to purchase and maintain insurance against any director, officer, employee or agent of Cytogen arising out of his or her capacity as such.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
          No.                            Description of Exhibit

          4.1 Restated Certificate of Incorporation of Cytogen Corporation, as amended. (Incorporated by reference to Exhibit 3.1 to Cytogen Corporation's Form 10-Q Quarterly Report for the quarter ended June 30, 2000 and Exhibit 3 to Cytogen Corporation's Form 10-Q Quarterly Report for the quarter ended June 30, 1996.)

          4.2 Certificate of the Designations, Powers, Preferences and Rights of the Series A Convertible and Exchangeable Preferred Stock (par value $.01 per share) of Cytogen Corporation. (Incorporated by reference to Exhibit 3.1 to Cytogen Corporation's Form 10-Q Quarterly Report for the quarter ended September 30, 1996.)

          4.3 Certificate of Designation of 6% Convertible Preferred Stock, Series B of Cytogen Corporation. (Incorporated by reference to
               Exhibit 3.1 to Cytogen Corporation's Form 8-K Current Report filed on December 23, 1997.)

          4.4 Certificate of Designations of Series C Junior Participating Preferred Stock of Cytogen Corporation.

          4.5 Bylaws of Cytogen Corporation, as amended. (Incorporated by reference to Exhibit 3.1 to Cytogen Corporation's Form 10-Q Quarterly Report for the quarter ended June 30, 1999.)

          4.6  MFS Fund Distributors, Inc. 401(k) Profit Sharing Plan and Trust.

          4.7  Adoption Agreement for MFS Fund Distributors, Inc.
               Non-Standardized 401(k) Profit Sharing Plan and Trust, with amendments.

          5    Opinion and Consent of Wolf, Block, Schorr and Solis-Cohen LLP.

          23.1 Consent of Arthur Andersen LLP.

          23.2 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in the opinion filed as Exhibit 5).

          24 Power of Attorney (contained on the signature page of this registration statement).

The undersigned registrants hereby undertake to submit the Cytogen Retirement Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and make all changes required by the IRS in order to qualify such plan.

Item 9.  Undertakings.

         The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Princeton, state of New Jersey, on this 25th day of April, 2001.

                                             CYTOGEN CORPORATION

                                             By: /s/ H. Joseph Reiser
                                                -------------------------------
                                                   H. Joseph Reiser,
                                                   President and
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints H. Joseph Reiser and Lawrence R. Hoffman and each of them, the undersigned's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including, without limitation, post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                               Title                                   Date
       ---------                               -----                                   ----
/s/ H. Joseph Reiser            President and Chief Executive Officer              April 25, 2001
------------------------------  and Director (Principal Executive
H. Joseph Reiser                Officer)


/s/ Lawrence R. Hoffman         Vice President and Chief Financial                 April 25, 2001
------------------------------  Officer (Principal Financial and
Lawrence R. Hoffman             Accounting Officer)


/s/ John E. Bagalay             Director                                           April 25, 2001
------------------------------
John E. Bagalay


/s/ Stephen K. Carter           Director                                           April 25, 2001
------------------------------
Stephen K. Carter


/s/ James A. Grigsby            Director                                           April 25, 2001
------------------------------
James A. Grigsby


                                Director                                           April __, 2001
------------------------------
S. Leslie Misrock


/s/ Robert F. Hendrickson       Director                                           April 25, 2001
------------------------------
Robert F. Hendrickson


                                Director                                           April __, 2001
------------------------------
Kevin G. Lokay

         Pursuant to the requirements of the Securities Act of 1933, the Cytogen Retirement Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on this 25th day of April 2001.

                                         CYTOGEN RETIREMENT SAVINGS
                                         PLAN

                                         By: CYTOGEN CORPORATION,
                                                Plan Administrator

                                         By: /s/ H. Joseph Reiser
                                            -----------------------------------
                                               H. Joseph Reiser, President and
                                                  Chief Executive Officer

                             EXHIBIT INDEX

Exhibit                      Description                                  Manner of Filing
-------                      -----------                                  ----------------
Number
------
4.1           Restated Certificate of Incorporation of Cytogen            Incorporated by
              Corporation, as amended.                                    reference.

4.2           Certificate of the Designations, Powers,                    Incorporated by
              Preferences and Rights of the Series A Convertible          reference.
              and Exchangeable Preferred Stock (par value $.01
              per share) of Cytogen Corporation.

4.3           Certificate of Designation of 6% Convertible                Incorporated by
              Preferred Stock, Series B of Cytogen Corporation.           reference.

4.4           Certificate of Designations of Series C Junior              Filed herewith
              Participating Preferred Stock of Cytogen                    electronically.
              Corporation.

4.5           Bylaws of Cytogen Corporation, as amended.                  Incorporated by
                                                                          reference.

4.6           MFS Fund Distributors, Inc. 401(k) Profit Sharing           Filed herewith
              Plan and Trust.                                             electronically.

4.7           Adoption Agreement for MFS Fund Distributors,               Filed herewith
              Inc. Non-Standardized 401(k) Profit Sharing Plan            electronically.
              and Trust, with amendments.

5             Opinion and Consent of Wolf, Block, Schorr and              Filed herewith
              Solis-Cohen LLP.                                            electronically.

23.1          Consent of Arthur Andersen LLP.                             Filed herewith
                                                                          electronically.

23.2          Consent of Wolf, Block, Schorr and Solis-Cohen              Filed herewith
              LLP (contained in Exhibit 5).                               electronically.

24            Power of Attorney (contained on the signature page          Filed herewith
              of  this registration statement).                           electronically.